UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 7, 2008

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

255 Shoreline Drive, Suite 610, Redwood City, California 94065
(Registrant’s former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2008, Mr. Thomas Marcus retired as a member of the Company’s Board of Directors effective as of the date of the 2008 Annual Meeting of Stockholders.   Mr. Marcus has served as a member of the Board of Directors since September 2006.  The decision for Mr. Marcus to not stand for re-election is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company and the Board thank Mr. Marcus for his dedicated service and valued contributions to the Company.

Item 8.01  Other Events.

On July 7, 2008, at the 2008 Annual Meeting of Stockholders of the Company, the stockholders re-elected Messrs. John Blair, Mark Kalow, John Stringer and Ms. Kristin Bowman to the Board of Directors of the Company and to hold office until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

On July 7, 2008, at the 2008 Annual Meeting of Stockholders of the Company, the stockholders approved the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the year ending January 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: July 10, 2008	By:	/s/ Jonathan J. McCaman
Mr. Jonathan J. McCaman President